EXHIBIT 99.1

374Water Reports Second Quarter 2026 Financial Results; Revenue Increases More Than 280% Year-Over-Year

Quarterly revenue exceeds $2.2 million as the Company begins translating commercial milestones into financial results

MORRISVILLE, NC – August 18, 2026 / ACCESS Newswire / 374Water Inc. (NASDAQ: SCWO) ("374Water" or the "Company"), a leading cleantech and environmental services company deploying supercritical water oxidation technology for the destruction of PFAS and other organic waste streams, today reported financial results for the second quarter ended June 30, 2026.

Revenue for the second quarter of 2026 was $2.26 million, compared with approximately $0.6 million in the second quarter of 2025, representing an increase of approximately 280% quarter-over-quarter, driven by the completion project milestones, most notable the Orange County Sanitation District (“OC San”) Factory Acceptance Test, and associated revenues.  Revenue for the first six months of 2026 was $2.8 million, compared with approximately $1.1 million for the same period in 2025.

Gross profit for the quarter was $1.98 million, representing a gross margin of 87%, compared with a gross deficit of approximately $0.3 million and a negative gross margin in the second quarter of 2025.

“The second quarter marked an important achievement for 374Water, driven by our successful completion of the OC San Factory Acceptance Test, which enabled us to recognize approximately $2.0 million in revenue and demonstrate meaningful commercial progress,” said Danny Bogar, Chief Executive Officer of 374Water. “Beyond the revenue milestone, the greater accomplishment is what our team and technology have proven - AirSCWO can reliably destroy biosolids at the source and at scale. This milestone allows us to begin invoicing the remaining $2.6 million of the OC San contract as we achieve additional contractual milestones and, more broadly, demonstrates that AirSCWO is ready to address the massive and growing biosolids challenge—starting in California and extending across the United States.”

Second Quarter 2026 Financial Highlights

•	Revenue: $2.26 million, an increase of approximately 280% from $0.6 million in Q2 2025.

•	Gross profit: $1.98, compared with a gross deficit of approximately $0.3 million in Q2 2025.

•	Gross margin: 87%, compared with approximately -46% in Q2 2025.

•	Operating expenses: $3.6 million, compared with $4.3 million in Q2 2025.

•	Operating loss: $1.6 million, compared with $4.6 million in Q2 2025.

•	Net loss: $2.7 million, or $0.15 per share, compared with $4.6 million, or $0.32 per share, in Q2 2025.

•	Cash used in operations: $(2.3) million for the six months ended June 30, 2026, compared with $(7.6) million during the comparable 2025 period.

•	Cash and cash equivalents: $1.8 million as of June 30, 2026.

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Financial Position and Outlook

During the first half of 2026, 374Water continued to focus on strengthening its financial position while advancing the commercialization of AirSCWO™ and the development of its recurring Waste Destruction Services (“WDS”) business model.

The Company has also taken action to reduce its operating costs by approximately $3.2 million on an annualized basis, while prioritizing capital toward commercial deployments and revenue-generating opportunities.

Operational Accomplishments

Our team has been intensely focused on one objective: turning AirSCWO into a scalable Waste Destruction Services business while executing our projects. In just the last several months our team has achieved a series of milestones that solidify the foundation for that business:

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Secured our Orlando WDS facility through a long-term agreement with the City of Orlando, establishing an attractive operating location and the foundation of a significant regional waste destruction hub network.

•	Expanded our relationship with the City of Orlando, creating the framework to grow our WDS operations and processing additional difficult waste streams using AirSCWO.

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Achieved >99.9% PFAS destruction in U.S. Department of Defense testing, providing important third-party validation of AirSCWO for a Federal priority and one of the most pressing human health and environmental challenges.

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Executed a strategic collaboration agreement with Arcadis, bringing together 374Water’s destruction technology with one of the world’s leading environmental engineering and consulting organizations to jointly execute commercial and government opportunities.

•	Received additional validation from the U.S. Army Corps of Engineers, further demonstrating our ability to destroy PFAS and other recalcitrant compounds.

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Earned the coveted DIU Success Memo — “Golden Ticket” — through our partnership with Arcadis, establishing an important contracting pathway for AirSCWO to access and address the millions of gallons of AFFF stockpiles across all branches of the Department of Defense and elsewhere in the Federal Government.

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Taken together, these represent the building blocks of our WDS business and Company as a whole: mounting demand, contract mechanisms, world-class partners, technology validation, government approval, established facilities, and pathways to revenue.

We Continue to Execute and Build the Infrastructure to Scale

While advancing our WDS strategy, which is critical for growth and market penetration, our team has continued to execute on our existing municipal commitments and expanding the capabilities needed to support the next stage of 374Water’s growth:

OC San, California: Successfully completed the Factory Acceptance Test for our AirSCWO system, a major contractual and technical milestone, with delivery to Orange County, California scheduled for October and unlocking an additional $2.6 million of contract value and anticipated follow-on installations.

St. Cloud, Minnesota: Our approximately $600,000 deployment is nearing completion, with the demonstration program expected to wrap up in September, adding another important municipal operational reference.

Olathe, Kansas: Advancing our contracted $4.8M deployment and preparing for launch, further expanding our municipal footprint and demonstrating growing adoption of the technology.

Orlando Infrastructure: On the back of our expanded relationship with the City of Orlando, we are building much more than a WDS facility. Orlando is becoming an operational center for 374Water, with expanded machine shop, fabrication, electrical panel, R&D and testing capabilities, as well as an engineering hub to support our systems and future deployments.

“We have accomplished a tremendous amount in a very short period of time—and there is much more ahead,” concluded Bogar. “We are simultaneously delivering for our existing commitments, expanding our WDS business to reach more customers, creating durable partnerships that open business pipelines and meet growing demand, and building the infrastructure and capabilities to scale our AirSCWO technology, our services, and our business.”

374Water provided a comprehensive update on its recent commercial accomplishments and strategic initiatives on August 11, 2026.

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Second Quarter 2026 Financial Results

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374Water Inc, and Subsidiaries
Condensed Consolidated Statements of Cash Flows
For the Three and Six Months Ended June 30, 2026 and 2025

	Six Months Ended June 30	
	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES		
Net loss	$ (7,267,858)	$ (8,278,862)
Adjustments to reconcile net loss to net cash used in operating activities:		
Depreciation and amortization	439,063	349,374
Amortization of debt discount	35,633	-
Non-cash lease expense	87,447	58,129
Issuance of common stock for services	311,831	105,900
Stock-based compensation	1,937,347	1,258,542
Loss on debt extinguishment	1,021,787	-
Changes in operating assets and liabilities:		
Accounts receivable	45,240	(594,086)
Unbilled accounts receivable	(1,585,202)	(226,724)
Other receivables	(158,815)	13,692
Inventory	(164,049)	(120,338)
Contract assets	91,100	(14,842)
Prepaid expenses	190,195	136,342
Other assets	174,253	5,000
Accounts payable and accrued expenses	330,895	146,135
Accrued bonuses	25,000	(300,000)
Accrued contract loss provision	-	230,000
Accrued legal settlement	-	(335,000)
Unearned revenue	2,205,583	(3,510)
Other liabilities	40,028	(2,524)
Operating lease liabilities	(56,854)	(48,298)
Net cash used in operating activities	**(2,297,376)**	**(7,621,070)**
CASH FLOWS FROM INVESTING ACTIVITIES		
Purchases of property and equipment	(1,253,440)	(312,830)
Purchases of equipment-in-process	-	(588,993)
Net cash used in investing activities	**(1,253,440)**	**(901,823)**
CASH FLOWS FROM FINANCING ACTIVITIES		
Repayments on note payable	(59,024)	(1,955)
Repayments on financing liability	(149,183)	-
Net issuance costs from the sale of common stock	-	(1,781)
Repayments on secured promissory notes	(630,000)	-
Proceeds from the issuance of convertible notes	2,960,000	-
Proceeds from the exercise of options	6,600	24,000
Net cash provided by financing activities	**2,128,393**	**20,264**
Net decrease in cash and cash equivalents	**(1,422,423)**	**(8,502,629)**
Cash and cash equivalents, beginning of period	$ 3,198,682	$ 10,651,644
Cash and cash equivalents, end of period	**$ 1,776,259**	**$ 2,149,015**
Supplemental cash flow disclosures		
Cash paid for interest	$ -	$ -
Cash paid for taxes	$ -	$ -
Supplemental disclosure of non-cash investing and financing activities		
Recognition of ROU asset and operating lease liabilities	$ 824,566	$ -
Warrants issued with convertible notes	$ 750,282	$ -
Equipment financed with note payable	$ 55,000	$ 48,191
Issuance of restricted common stock to executives and employees	$ 25	$ 42
Shares issued for stock subscription receivable	$ -	$ 334,133
Shares issued for cashless stock option exercise	$ 18	$ -

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About 374Water

374Water Inc. (NASDAQ: SCWO) is a cleantech and environmental services company deploying supercritical water oxidation technology for the destruction of organic waste streams within the industrial, municipal, and federal markets. 374Water's AirSCWO technology is designed to efficiently destroy and mineralize a broad spectrum of nonhazardous and hazardous organic wastes, producing safe dischargeable water streams, safe mineral effluent, safe vent gas, and recoverable heat energy. 374Water's AirSCWO technology has the potential to assist its customers to meet discharge requirements, reduce or eliminate disposal costs, remove bottlenecks, and reduce litigation and other risks. 374Water continues to be a leader in innovative waste treatment solutions, dedicated to creating a greener future and eradicating harmful pollutants. Learn more by visiting www.374water.com and follow us on LinkedIn.

Forward-Looking Statements

Certain statements in this communication are "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, as amended. Words such as "anticipate," "believe," "confidence," "could," "design," "estimate," "expect," "intend," "may," "plan," "predict," "project," "potential," or other comparable terminology are intended to identify forward-looking statements. 374Water has based these forward-looking statements on its current expectations, assumptions, estimates, beliefs, and projections. While 374Water believes these expectations, assumptions, estimates, and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which involve factors or circumstances that are beyond the 374Water's control. These forward-looking statements are subject to risks and uncertainties, including those discussed under "Risk Factors" in 374Water's Form 10-K for the year ended December 31, 2025, and in 374Water's subsequent filings and reports with the SEC. The forward-looking statements herein are made only as of the date they were first issued, and unless otherwise required by laws, 374Water disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Investor Relations Contact

Belton Copp

Vice President

Direct: 401-419-1545

Belton.Copp@374water.com

www.374Water.com

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